UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

BIOCARDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38999	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Soquel Way
Sunnyvale, California 94085
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 226-0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BCDA	The Nasdaq Capital Market
Warrant to Purchase Common Stock	BCDAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K (this “Report”) is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On May 29, 2024, BioCardia, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of the State of Delaware to (i) effect a 1-for-15 reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) and (ii) reduce the number of authorized shares of Common Stock from 100.0 million to 50.0 million. The Certificate of Amendment became effective on May 30, 2024 at 12:01 a.m. Eastern Time, and the Common Stock will begin trading on a reverse stock split-adjusted basis on Nasdaq Capital Markets on the opening of trading, May 30, 2024. The trading symbol for the Common Stock will remain “BCDA.”

As a result of the Reverse Stock Split, every fifteen (15) shares of issued and outstanding Common Stock were automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Split. Any fractional shares that would otherwise have resulted from the Reverse Split will be paid in cash. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 27,382,599 shares to approximately 1,825,506 shares, subject to adjustment for the payment of cash in lieu of fractional shares.

In additional, proportional adjustments were made to the number of shares of Common Stock issuable upon exercise or conversion of the Company's equity awards and warrants, the applicable exercise or conversion price and the number of shares of Common Stock reserved for future issuance under the Company’s equity incentive plans.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this Report as Exhibit 3.1.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation as filed on May 29, 2024 with the State of Delaware.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

/s/ Peter Altman, Ph.D.
Peter Altman, Ph.D.
President and Chief Executive Officer

Date: May 30, 2024